                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       January 25, 2000
                                                 -------------------------------


                            AKAMAI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    0-27275                   04-3432319
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


500 Technology Square, Cambridge, Massachusetts                     02139
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:       (617) 250-3000
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

           On January 25, 2000, pursuant to an Agreement and Plan of Merger dated as of January 14, 2000 (the "Merger Agreement") by and among Akamai Technologies, Inc. ("Akamai"), Aloha Merger Corporation, a California corporation and wholly-owned subsidiary of Akamai ("Merger Sub"), and Network24 Communications, Inc., a California corporation ("Network24"), Akamai acquired Network24 by means of a merger of Network24 into Merger Sub (the "Merger"), with Merger Sub remaining as the surviving corporation in the Merger. At the effective time of the Merger, the outstanding shares of the capital stock of Network24 were converted into the right to receive shares of Akamai common stock. As a result, stockholders of Network24 became stockholders of Akamai. Merger Sub continues to conduct the business and operations of Network24 as a wholly-owned subsidiary of Akamai.

           The acquisition will be accounted for as a purchase. The purchase price will be allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Results of operations for Network24 will be included in Akamai's consolidated operating results for periods subsequent to the date of acquisition.

           Pursuant to the Merger Agreement, an aggregate of $12,496,197 in cash was paid and approximately 620,871 shares of Akamai common stock were issued in exchange for all of the issued and outstanding capital stock of Network24. Each outstanding share of Network24 common stock was converted into the right to receive 0.037502 of a share of Akamai common stock (the "Common Exchange Ratio"). Each outstanding share of Network24 Series A preferred stock was converted into the right to receive (i) a number of shares of Akamai common stock equal to the number of shares of Network24 common stock into which such share of Network24 Series A stock was convertible immediately prior to the Merger, multiplied by 0.028126, and (ii) a cash payment from Akamai in the amount of $2.156345. Of the approximately 620,871 shares of Akamai common stock issued in the Merger, approximately 67,516 shares will be held in escrow for the purpose of indemnifying Akamai against certain liabilities of Network24 for up to one year after the closing of the Merger. All options, warrants and other rights to purchase shares of Network24 capital stock outstanding immediately prior to the Merger were assumed by Akamai. Each such option, warrant and other right became exercisable for that number of shares of Akamai common stock equal to the product of (a) the Common Exchange Ratio and (b) the number of shares of Network24 capital stock subject to such option, warrant or other right immediately prior to the Merger. The per share exercise price of each such option, warrant or other right was adjusted to equal the quotient of (x) the per share exercise price of such option, warrant or other right immediately prior to the Merger and (y) the Common Exchange Ratio.

           The consideration paid by Akamai for the outstanding capital stock of Network24 and the other terms of the Merger Agreement were determined on the basis of arms' length negotiations.

           Network24 delivers Internet broadcast solutions for enterprises, Internet content providers and value-added partners. Akamai intends to integrate Network24's technology into Akamai's EdgeAdvantage platform to provide corporations, media and entertainment companies the ability to conduct and manage live and on-demand Internet broadcasts.

           This report may contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the dependence on Akamai's Internet content delivery service, a failure of its network infrastructure, the complexity of its service and the networks on which the service is deployed, the failure to obtain access to transmission capacity and other factors that are discussed in Akamai's Registration Statement on Form S-1 and other documents periodically filed with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

           (a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                     The financial information required to be filed pursuant to
Item 7(a) of Form 8-K was not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Current Report on Form 8-K is required to be filed.

           (b)       PRO FORMA FINANCIAL INFORMATION.

                     The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Current Report on Form 8-K is required to be filed.

           (c)       EXHIBITS.

                     2.1 Agreement and Plan of Merger dated as of January 14, 2000 by and among Akamai Technologies, Inc., Aloha Merger Corporation and Network24 Communications, Inc.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2000                         AKAMAI TECHNOLOGIES, INC.



                                                By: /s/ Paul Sagan
                                                    ----------------------------
                                                    Paul Sagan
                                                    President